Exhibit 10.2
Trane Technologies plc
Incentive Stock Plan of 2018

Global Restricted Stock Unit Award Agreement
Dated as of [Grant Date] (“Grant Date”)

Trane Technologies plc (the “Company”) hereby grants to [insert name] (“Participant”) a restricted stock unit award (the “RSUs”) with respect to [insert number of shares subject to RSUs] ordinary shares of the Company (the “Shares”), pursuant to and subject to the terms and conditions set forth in the Company’s Incentive Stock Plan of 2018 (the “Plan”) and to the terms and conditions set forth in this Restricted Stock Unit Award Agreement, including the Appendix (the Restricted Stock Unit Award Agreement and the Appendix are referred to, collectively, as the “Award Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Award Agreement.
1.Vesting and Issuance of Shares; Dividend Equivalents.
(a)Participant’s right to receive Shares subject to the RSUs shall vest in three equal installments on each of the first three anniversaries of the Grant Date, subject to Participant’s continued employment with the Company or an Affiliate on each such anniversary, except that any fractional installments shall be carried forward and vest when such combined fractional installments result in a full Share.
(b)Participant shall be entitled to receive an amount equal to any cash dividend paid by the Company upon one Share for each RSU held by Participant when such dividend is paid (“Dividend Equivalent”), provided that, (i) Participant shall have no right to receive the Dividend Equivalents unless and until the associated RSUs vest, (ii) Dividend Equivalents shall not accrue interest, and (iii) Dividend Equivalents shall be paid in cash at the time that the associated RSUs vest.
(c)If Participant’s employment terminates involuntarily by reason of (i) a group termination (including, but not limited to, terminations resulting from sale of a business or division, outsourcing of an entire function, reduction in workforce or closing of a facility) (a “Group Termination Event”) or (ii) job elimination, substantial change in the nature of Participant’s position or job relocation, Participant shall vest in the number of RSUs as described in the following sentences, as applicable. If Participant is not eligible for Retirement (as defined below), Participant shall vest as of the date of termination of active employment in the number of RSUs that would have vested within 12 months following the termination of Participant’s active employment (the “12-Month Benefit”). If Participant is eligible for Retirement, Participant shall continue to vest according to the schedule set forth in Section 1(a) in the number of RSUs resulting from the greater of the 12-Month Benefit and the Retirement Vesting Benefit (as defined below). All other RSUs and associated Dividend Equivalents that did not vest in accordance with this paragraph shall be forfeited as of the date of termination of active employment, and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents. In the event Participant’s employer ceases to be an Affiliate (as defined in the Plan) as a result of a Major Restructuring, this will not constitute a Group Termination Event.
(d)If Participant’s employment terminates due to an Involuntary Loss of Job that occurs between the Grant Date and the first anniversary of completion of a Major Restructuring, the RSUs that have not yet vested shall vest as of the date of such termination of employment; provided, however, if Participant is eligible for Retirement at the time of termination, the RSUs that have not yet vested shall continue to vest according to the schedule set forth in Section 1(a).
(e)If Participant’s employment terminates by reason of Disability, the RSUs that have not yet vested shall vest as of the date of such termination of employment; provided, however, if Participant is eligible for Retirement at the time of termination, the RSUs that have not yet vested shall continue to vest according to the schedule set forth in Section 1(a).
(f)Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates after the Participant becomes eligible for Retirement, then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).
(g)Notwithstanding the provisions of Section 1(f), if Participant’s employment terminates due to death (including, in the interest of clarity, if Participant is eligible for Retirement at the time of termination), the Shares subject to the RSUs that have not yet vested shall vest as of the date of such termination of employment.
(h)If Participant’s employment is terminated (i) for any reason or in any circumstances other than those specified in Section 1(c) through (g) above or (ii) by the Company for cause in any circumstances (including a termination for cause in circumstances where Section 1(f) would otherwise apply), all unvested RSUs and associated Dividend Equivalents shall be forfeited as of the date of termination of active employment and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents. For purposes of this Section 1(h), “cause” shall mean (x) any action by Participant involving willful malfeasance or willful gross misconduct having a demonstrable adverse effect on the Company or an Affiliate; (y) Participant being convicted of a felony under the laws of the United States or any state or district (or the equivalent in any non-U.S. jurisdiction); or (z) any material violation of the Company’s code of conduct, as in effect from time to time.
(i)The Company shall cause Shares to be issued to Participant with respect to the RSUs that become vested pursuant to this Section 1 (each such vesting event being a “Vesting Date”). Such Shares shall be issued within thirty (30) days following each Vesting Date. However, if the RSUs are considered an item of deferred compensation under Section 409A of the Code and the Shares are distributable at a time or times by reference to a Participant’s separation from service (within the meaning of Section 409A(a)(2)(A)(i) of the Code) and Participant on the date of Participant’s separation from service is both subject to U.S. federal income taxation and a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any Shares that would otherwise be issuable during the 6-month period commencing on Participant’s separation from service will be issued on the first day which immediately follows the last day of the 6-month period that commences on Participant’s separation from service (or, if Participant dies during such period, within 30 days after Participant’s death). Such Shares shall be fully paid and non-assessable. Participant will not have any of the rights or privileges of a shareholder of the Company in respect of any Shares subject to the RSUs unless and until such Shares have been issued to Participant.
2.Definitions.
(a)Cause, for purposes of Section 2(c) below, shall mean (i) any action by Participant involving willful malfeasance or willful gross misconduct having a demonstrable adverse effect on the Company or an Affiliate; (ii) substantial failure or refusal by Participant to perform his or her employment duties, which failure or refusal continues for a period of 10 days following delivery of written notice of such failure or refusal to Participant by the Company or an Affiliate; (iii) Participant being convicted of a felony under the laws of the United States or any state or district (or the equivalent in any non-U.S. jurisdiction); or (iv) any material violation of the Company’s code of conduct, as in effect from time to time.

(b)Good Reason shall mean (i) a substantial diminution in Participant’s job responsibilities or a material adverse change in Participant’s title or status (however, performing the same job for a smaller organization following a Major Restructuring shall not constitute Good Reason); (ii) a reduction of Participant’s base salary or target bonus (however, a reduction of Participant’s base salary or target bonus shall not constitute Good Reason if there is a broad-based reduction in the base salary or target bonus applicable to employees in the Company or an Affiliate) or the failure to pay Participant’s base salary or bonus when due or the failure to maintain on behalf of Participant (and his or her dependents) benefits which are at least comparable in the aggregate to those in effect prior to the completion of the Major Restructuring; or (iii) the relocation of the principal place of Participant’s employment by more than 35 miles from Participant’s principal place of employment immediately prior to the completion of the Major Restructuring; however, any of the events described in clauses (i)-(iii) above shall constitute Good Reason only if the Company (or an Affiliate, if applicable) fails to cure such event within 30 days after receipt from Participant of written notice of the event which constitutes Good Reason; and such Participant shall cease to have a right to terminate due to Good Reason on the 90th day following the later of the occurrence of the event or Participant’s knowledge thereof, unless Participant has given the Company written notice thereof prior to such date.
(c)Involuntary Loss of Job shall mean, with respect to any Participant, the termination of such Participant’s employment with the Company or an Affiliate (i) by the Company or an Affiliate without Cause, or (ii) by Participant with Good Reason, unless, with respect to both (i) and (ii), the Company can reasonably demonstrate that such occurrence is not substantially related to, or as a result of, a Major Restructuring. In no event shall Participant’s employer ceasing to be an Affiliate (as defined in the Plan) as a result of a Major Restructuring, on its own, constitute an Involuntary Loss of Job.
(d)Major Restructuring shall mean a reorganization, recapitalization, extraordinary stock dividend, merger, sale, spin-off or other similar transaction or series of transactions which, individually or in the aggregate, has the effect of resulting in the elimination of all, or the majority of, any one or more of the Company’s business segments, so long as such transaction or transactions do not constitute a Change in Control.
(e)Retirement shall mean attainment of age 55 with at least 5 years of service with the Company and any Affiliate, unless otherwise defined in an Appendix.
(f)For purposes of this Award Agreement, the term “Affiliate” shall include any entity that was an Affiliate as of the Grant Date if such entity has ceased to be an Affiliate as a result of a Major Restructuring unless otherwise specified herein.
3.Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
In connection with any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. To satisfy any withholding obligations of the Company and/or the Employer with respect to Tax-Related Items (other than U.S. Federal Insurance Contribution Act taxes or other Tax-Related Items which become payable in a year prior to the year in which the Shares are issued pursuant to the RSUs), the Company will withhold Shares otherwise issuable upon vesting of the RSUs. Alternatively, or in addition, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their obligations, if any, with regard to all Tax-Related Items by one or a combination of the following; (a) withholding from Participant’s wages or other cash compensation payable to Participant by the Company, the Employer, or any Affiliate, (b) withholding from proceeds of the sale of Shares acquired upon vesting of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent), (c) requiring Participant to tender a cash payment to the Company or an Affiliate in the amount of the Tax-Related Items and/or (d) any other method of withholding determined by the Company to be permitted under the Plan and, to the extent required by applicable law or under the Plan, approved by the Committee; provided, however, that if Participant is an officer of the Company subject to Section 16 of the Exchange Act, the withholding methods described in this Section 3(a), through (d) will only be used if the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) determines, in advance of the applicable withholding event, that one of such withholding methods will be used in lieu of withholding Shares.
The Company may withhold for Tax-Related Items by considering statutory or other withholding rates, including maximum applicable rates in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent amount in Shares), from the Company or the Employer; otherwise, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
4.Recoupment Provision. As an additional condition of receiving this award of RSUs, Participant agrees that the award of RSUs, whether vested or unvested, and any Shares issued under the RSU (and any proceeds therefrom), shall be subject to deduction, clawback, forfeiture, and/ or repayment to the Company to the extent required (i) under the Company’s Clawback/Recoupment Policy, any other compensation clawback or recoupment policy in effect as of the Grant Date or, to the extent adopted by the Board following the Grant Date, any similar policy applicable to circumstances where Participant engages in misconduct, fraud, a violation of law or other similar circumstances, and, in each case, as may be amended from time to time and (ii) to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards.
5.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
6.Choice of Law and Venue. The RSU grant and the provisions of this Award Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to such state’s conflict of laws or provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of North Carolina and agree that such litigation shall be conducted in the courts of Mecklenburg County, North Carolina, or the federal courts for the United States for the Western District of North Carolina, where this grant is made and/or to be performed.
7.Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
8.Country-Specific Provisions. The RSUs and the Shares subject to the RSUs shall be subject to any special terms and conditions for Participant’s country set forth in the Appendix. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.

9.Imposition of Other Requirements. This grant is subject to, and limited by, all applicable laws and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Participant agrees that the Company shall have unilateral authority to amend the Plan and this Award Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of Shares. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
10.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other participant in the Plan.
11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
12.Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and, if different, Participant’s country of residence, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for ensuring his or her compliance with any applicable restrictions and should speak to his or her personal legal advisor on this matter.
13.Foreign Asset/Account Reporting; Exchange Controls. Participant may be subject to foreign asset and/or account reporting requirements and/or exchange controls as a result of the vesting and settlement of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. For example, Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the tax or other authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received pursuant to the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant is responsible for ensuring compliance with any applicable requirements and should speak to his or her personal legal advisor regarding these requirements.
14.Acknowledgement & Acceptance within 120 Days. This grant is subject to acceptance, within 120 days of the Grant Date, by electronic acceptance through the website of UBS, the Company’s stock plan administrator. Failure to accept the RSUs within 120 days of the Grant Date may result in cancellation of the RSUs.
Signed for and on behalf of the Company:

__________________________________
David S. Regnery
Chair and Chief Executive Officer
Trane Technologies plc

This document constitutes part of a prospectus covering securities that have been registered under the U.S. Securities Act of 1933.

Appendix

Trane Technologies plc
Incentive Stock Plan of 2018
Global Restricted Stock Unit Award Agreement
Country-Specific Provisions

This Appendix includes special terms and conditions applicable to Participant if Participant resides and/or works in one of the countries listed below. These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Restricted Stock Unit Award Agreement. Unless otherwise defined herein, the terms defined in the Plan or the Award Agreement, as applicable, shall have the same meanings in this Appendix.
This Appendix also includes information relating to exchange control, foreign asset and/or account reporting and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities, and other laws in effect in the respective countries as of January 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs vest or the Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to Participant’s particular situation. The Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, or if Participant transfers employment or residency to another country after the RSUs are granted, the information contained herein may not be applicable to Participant. The Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

Provisions Applicable to All Non-U.S. Countries

1.Nature of Grant. By accepting the RSUs, Participant acknowledges, understands, and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be amended, altered or discontinued by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the RSUs is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;
(c)all decisions with respect to future restricted stock unit grants, if any, will be at the sole discretion of the Company;
(d)Participant is voluntarily participating in the Plan;
(e)the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, services Participant may provide as a director of an Affiliate;

(h)the RSU grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Affiliate and will not interfere with the ability of the Company, the Employer, or any Affiliate, as applicable, to terminate Participant’s employment or service relationship (if any);
(i)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant ceasing to provide employment or other services to the Company, the Employer, or any Affiliate (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) or from cancellation of the RSUs or recoupment resulting from the RSUs as described in Section 4 of the Restricted Stock Unit Award Agreement;
(k)in the event of termination of Participant’s employment or other services (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), Participant’s right to receive or vest in the RSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively providing services, or will be measured with reference to such date in the case of a Group Termination Event, Involuntary Loss of Job or Retirement, and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under applicable laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this RSU grant (including whether Participant may still be considered to be providing services while on an approved leave of absence);
(l)unless otherwise provided in the Plan or by the Company, in its discretion, the RSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(m)neither the Company, nor the Employer nor any Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
2.Data Privacy Provisions Applicable to Participants Outside the EEA+ (as defined below).
Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in the Award Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and any Affiliate for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer hold certain personal data about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, passport number, social insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, purchased, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).
Participant understands that Personal Data may be transferred to UBS, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of Personal Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. The Company provides appropriate safeguards for protecting Personal Data that it receives through its adherence to all applicable Personal Data protection requirements, including any contractual requirements with any recipients of Personal Data as selected by Company to assist in the implementation, administration, and management of the Plan.
Participant understands that he or she may request a list with the names and addresses of any potential recipients of Personal Data by contacting his or her local human resources representative. Participant authorizes the Company, UBS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the sole purpose of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant RSUs or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
3.Data Privacy Provisions Applicable to Participants in the European Union/European Economic Area/Switzerland/United Kingdom (“EEA+”).
(a)Participant is hereby notified of the collection, use and transfer, as described in this Award Agreement, in electronic or other form, of his or her Personal Data (defined below) by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive and legitimate purpose of implementing, administering, and managing Participant’s participation in the Plan.
(b)Participant understands that the Company and the Employer hold certain personal data about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”), for the purpose of implementing, administering and managing the Plan.
(c)Participant understands that providing the Company with this Personal Data is necessary for the performance of this Award Agreement and that Participant’s refusal to provide the Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. Participant’s Personal Data shall be accessible within the Company only by the persons specifically charged with Personal Data processing operations and by the persons that need to access the Personal Data because of their duties and position in relation to the performance of this Award Agreement.
(d)The Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant may, at any time and without cost, contact Makila Scruggs, Global Data Protection and Privacy Officer, at globalprivacyoffice@tranetechnologies.com to enforce his or her rights under the data protection laws in Participant’s country, which may include the right to (i) request access or copies of Personal Data subject to processing; (ii) request rectification of incorrect Personal Data; (iii) request deletion of Personal Data; (iv) request restriction on processing of Personal Data; (v) request portability of

Personal Data; (vi) lodge complaints with competent authorities in Participant’s country; and/or (vii) request a list with the names and addresses of any potential recipients of Personal Data.
(e)The Company provides appropriate safeguards for protecting Personal Data that it receives in the U.S. through its adherence to all applicable Personal Data protection requirements, including EU Standard Contractual Clauses, where applicable. Participant understands that the Company will transfer Personal Data to UBS Financial Services Inc. at 1000 Harbor Boulevard, Weehawken, NJ 07086, U.S.A. and/or such other third parties as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan and may transfer the Personal Data to certain other third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired upon settlement of the RSUs.
(f)Participant understands that these recipients, which may receive, use, retain and transfer Personal Data, may be located in Participant’s country or elsewhere, including outside the European Economic Area (e.g., the United States), and that the recipient’s country may have different data privacy laws and protections than Participant’s country. When transferring Personal Data to these recipients, the Company provides appropriate safeguards in accordance with all applicable Personal Data protection requirements, as described above. Participant may send questions regarding these safeguards to Makila Scruggs, Global Data Protection and Privacy Officer, at globalprivacyoffice@tranetechnologies.com.
(g)Finally, the processing activity is necessary for the legitimate purposes of providing the Plan to Participant. Participant may choose to opt out of allowing the Company to share his or her Personal Data with the stock plan service provider and others as described above, although execution of such choice may affect Participant’s ability to participate in the Plan. For questions about this choice or to make this choice, Participant should contact Makila Scruggs, Global Data Protection and Privacy Officer at globalprivacyoffice@tranetechnologies.com.
4.Language. Participant acknowledges that Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Award Agreement. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable laws.
Argentina
Type of Offering. Neither the RSUs nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.
Exchange Control Information. Participant is responsible for complying with exchange control laws in Argentina and neither the Company, the Employer, nor any Affiliate will be liable for any fines or penalties resulting from Participant’s failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, Participant should consult with his or her personal legal advisor before accepting the RSUs and before selling any Shares acquired upon vesting of the RSUs to ensure compliance with current regulations.
Foreign Asset / Account Reporting Information. Participant must report holdings of any equity interest in a foreign company (e.g., Shares acquired under the Plan) on his or her annual tax return each year.
Australia
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).

Securities Law Information. The offer of RSUs is being made under Division 1A, Part 7.12 of the Australian Corporations Act 2001 (Cth).

Belgium
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:
Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).
Foreign Asset / Account Reporting Information. Participant is required to report any bank or brokerage accounts held outside of Belgium in his or her annual tax return. In a separate report, Participant is required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

Brazil
Nature of Grant. This provision supplements the above “Nature of Grant” provision of the Appendix:

By accepting the Award, Participant agrees that (i) he or she is making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to Participant.

Compliance with Law. By accepting the RSUs, Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting of the RSUs, the receipt of any dividends or Dividend Equivalents and the sale of Shares acquired under the Plan.

Exchange Control Information. If Participant is a resident or domiciled in Brazil, he or she may be required to submit a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil, depending on the aggregate value of such assets and rights. If the aggregate value of such assets and rights is US$1,000,000 or more but less than US$100,000,000, a declaration must be submitted annually. If the aggregate value exceeds US$100,000,000, a declaration must be submitted quarterly. Assets and rights that must be reported include Shares.

Canada
Vesting and Issuance of Shares; Dividend Equivalents. This provision supplements Section 1 of the Restricted Stock Unit Award Agreement:

The grant of the Award does not provide any right for Participant to receive a cash payment and the Award will be settled in Shares only.

Termination of Employment. This provision replaces Section 1(k) of the Appendix:
For purposes of the Award, Participant's employment will terminate on, and Participant's right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from any portion of the RSUs pursuant to this Award Agreement will be measured by, the date that is the earliest of:
i.the date Participant's employment with the Employer is terminated for any reason; and
ii.the date Participant receives written notice of termination from the Employer;
regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant's right to vest terminates, nor will Participant be entitled to any compensation for lost vesting.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, Participant's right to vest in the RSUs, if any, will terminate effective upon the expiry of the minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will Participant be entitled to any compensation for lost vesting. In any event, if employment standards legislation explicitly requires continued vesting during a statutory notice period, then the additional vesting provided under Section 1(c) is deemed to be inclusive of any entitlements that arise during the applicable statutory notice period.
Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through UBS or such other broker designated under the Plan, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Company’s ordinary shares are currently traded on the New York Stock Exchange which is located outside of Canada, under the ticker symbol “TT” and Shares acquired under the Plan may be sold through this exchange.

Foreign Asset / Account Reporting Information. Foreign specified property, including Shares and rights to Shares (e.g., RSUs), held by a Canadian resident must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign specified property exceeds C$100,000 at any time during the year. If applicable, Form T1135 is due by April 30th of the following year. RSUs must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because of other foreign specified property held by the resident. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are owned, this ACB may have to be averaged with the ACB of the other Shares. Participant is responsible for ensuring his or her compliance with any applicable reporting obligations and should speak to his or her personal legal advisor on this matter.

The following provisions will apply to Participant if he or she is a resident of Quebec:

French Language Documents. A French translation of this document and the Plan will be made available to Participant as soon as reasonably practicable. Notwithstanding anything to the contrary in the Award Agreement, and unless Participant indicates otherwise, the French translation of this document and the Plan will govern Participant’s participation in the Plan.
Documents en Langue Française. Une traduction française du présent document et du Plan sera mise à la disposition du Participant dès que cela sera raisonnablement possible. Nonobstant toute disposition contraire dans le Contrat, et à moins que le Participant n'indique le contraire, la traduction française du présent document et du Plan régira la participation du Participant au Plan.

Data Privacy. This provision supplements the above Section 2 of the Appendix “Data Privacy Provisions Applicable to Participants Outside the EEA+:”

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, its Affiliates and UBS (or any other stock plan service provider that may be selected by the Company to assist with the Plan) to disclose and discuss the Plan with their respective advisors. Participant acknowledges that Participant's personal information may be transferred or disclosed outside the Province of Quebec, including to the U.S. Participant further authorizes the Company and its Affiliates to record such information and to keep such information in Participant’s employee file. Participant also acknowledges that the Company, its Affiliates and UBS may use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

Chile
Securities Law Information. The offer of RSUs constitutes a private offering in Chile effective as of the Grant Date. The offer of RSUs is made subject to ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). This offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and therefore such securities are not subject to its oversight. Given that these securities are not registered in Chile, there is no obligation from the issuer to provide public information on them in Chile. These securities cannot be subject to public offering in Chile while they are not registered at the corresponding securities registry in Chile.

Información bajo la Ley de Mercado de Valores. Esta oferta de RSUs constituye una oferta privada en Chile y se inicia en la Fecha de la Concesión. Esta oferta de RSUs se acoge a las disposiciones de la Norma de Carácter General N° 336 de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta.  Por tratarse de valores no inscritos en Chile, no existe la obligación por parte del emisor de entregar en Chile información pública respecto de los mismos.  Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.
Exchange Control Information. Exchange control reporting requirements will apply if the value of any Shares acquired without the remittance of funds out of Chile exceeds US$10,000. It is not clear whether this requirement applies in the case of RSUs where no payment is made to acquire the Shares at all; however, if the Central Bank of Chile considers the acquisition of Shares for no consideration to be an “investment operation” the requirement will apply. Moreover, additional reporting requirements will apply if Participant’s aggregate investments abroad exceed US$5,000,000 at any time in a calendar year. Finally, if Participant repatriates funds related to the Plan (e.g., sale proceeds, Dividend Equivalents, dividends) to Chile and the amount of such funds exceeds $10,000, or if Participant repatriates sale proceeds from Shares that were purchased with funds that were required to be transferred out of Chile through the FEM, such repatriation must be effected through the FEM.
Foreign Asset / Account Reporting Information. Participant will also be required to provide certain information to the Chilean Internal Revenue Service (“CIRS”) regarding the results of investments held abroad and the taxes paid abroad. The sworn statements disclosing this information must be submitted electronically through the CIRS website, www.sii.cl, using Form 1929, which is due on June 30 each year.
Exchange control and tax reporting requirements in Chile are subject to change. Participant is responsible for ensuring his or her compliance with any applicable reporting obligations and should speak to his or her personal legal advisor on this matter.

China
Vesting and Issuance of Shares; Dividend Equivalents. This provision supplements Section 1 of the Restricted Stock Unit Award Agreement:

Notwithstanding any provision to the contrary in this Award Agreement, no RSUs shall vest and no Shares shall be issued to Participant unless and until all necessary approvals from the PRC State Administration of Foreign Exchange or its local counterpart (“SAFE”) have been obtained and maintained under applicable exchange control rules, as determined by the Company in its sole discretion. To facilitate compliance with any applicable laws or regulations in China, Participant also agrees and acknowledges that the Company (or a brokerage firm instructed by the Company, if applicable) is entitled to (i) immediately sell all Shares issued to Participant at vesting (on Participant’s behalf and at Participant’s direction pursuant to this authorization) at the time of settlement, or when Participant’s employment with the Employer, the Company, or an Affiliate terminates, or at any other time the Company determines is necessary or advisable, and/or (ii) require that any Shares acquired under the Plan be held with a Company-designated broker until such shares are sold.

Without limiting the foregoing, if Participant’s employment with the Employer, the Company, or an Affiliate terminates, any Shares held by Participant (or, in circumstances where Participant’s employment is terminated due to death, by Participant’s estate or the person(s) who acquired the right to the Shares under applicable law) must be sold prior to the last trading day of the six (6) month period following such termination of employment. If the Shares have not been sold by such date, the Company’s designated broker will automatically sell all Shares on the last trading day of the six (6) month period following termination of employment (on Participant’s behalf and at Participant’s direction pursuant to this authorization). Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the Shares and acknowledges that neither the Company nor the designated brokerage firm is under any obligation to arrange for such sale of the Shares at any particular price (it being understood that the sale will occur at the then-current market price) and that broker’s fees or commissions may be incurred in any such sale. In any event, when the Shares acquired under the Plan are sold, the proceeds of the sale of the Shares, less any Tax-Related Items and broker’s fees or commissions, will be remitted to Participant in accordance with applicable exchange control laws and regulations.

Termination Due to Retirement. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:

Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates after the Participant becomes eligible for Retirement (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall vest as of the date of termination of active employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, the RSUs that vest as a result of such Retirement and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).

Timing of Share Issuances. This provision replaces Section 1(i) of the Restricted Stock Unit Award Agreement:

The Company shall cause Shares to be issued to Participant with respect to the RSUs that become vested pursuant to this Section 1 (each such vesting event being a “Vesting Date”). Such Shares shall be issued within thirty (30) days following each Vesting Date. Such Shares shall be fully paid and non-assessable. Participant will not have any of the rights or privileges of a shareholder of the Company in respect of any Shares subject to the RSUs unless and until such Shares have been issued to Participant.

Exchange Control Restrictions. Participant understands and agrees that, if he or she is a PRC national and subject to exchange control restrictions in China, he or she will be required to immediately repatriate the proceeds of the sale of Shares and any cash dividends or Dividend Equivalents to China. Participant further understands that the repatriation of such funds may need to be effected through a special exchange control account established by the Company or an Affiliate and he or she hereby consents and agrees that such funds may be transferred to such special account prior to being delivered to Participant’s personal account. Participant also understands that the Company will deliver any sale proceeds, cash dividends or Dividend Equivalents to Participant as soon as practicable, but that there may be delays in distributing the funds due to exchange control requirements in China. Proceeds may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, the Company is under no obligation to secure any particular currency conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions, and Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and/or (ii) the net proceeds are converted to local currency and distributed to Participant. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Colombia
Nature of Grant. This provision supplements the above “Nature of Grant” provision of the Appendix:

Participant acknowledges that, pursuant to Article 128 of the Colombian Labor Code, the RSUs and related benefits do not constitute a component of Participant’s “salary” for any legal purpose. Therefore, the RSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

Securities Law Information. The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in the Plan, the Award Agreement or any other document evidencing the grant of the Award shall be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. Participant is responsible for complying with any and all Colombian foreign exchange requirements in connection with the RSUs, any Shares acquired and funds remitted into Colombia in connection with the Plan. This may include, among others, reporting obligations to the Central Bank (Banco de la República) and, in certain circumstances, repatriation requirements. Participant is responsible for ensuring his or her compliance with any applicable requirements and should speak to his or her personal legal advisor on this matter.
Foreign Asset / Account Reporting Information. Participant may be required to file an annual information return detailing any assets held abroad to the Colombian Tax Office. If the individual value of these assets exceeds a certain threshold, Participant must identify and characterize each asset, specify the jurisdiction in which it is located and provide its value.

Costa Rica
There are no country-specific provisions.

Czech Republic
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:

Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).Exchange Control Information. The Czech National Bank (the “CNB”) may require Czech residents to fulfill certain notification duties in relation to the purchase of Shares and the opening and maintenance of a foreign account. In addition, Czech residents may need to report the following even in the absence of a request from the CNB: (a) foreign direct investments with a value of CZK 2,500,000 or more in the aggregate and (b) other foreign financial assets with a value meeting or exceeding a prescribed threshold. Because exchange control regulations change frequently and without notice, Participant should consult his or her personal legal advisor regarding participation in the Plan to ensure compliance with current regulations. It is Participant’s responsibility to comply with any applicable Czech exchange control laws.

Denmark
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:
Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).Danish Stock Option Act. Participant acknowledges that Participant has received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act, as amended effective January 1, 2019.

Foreign Asset / Account Reporting Information. If Participant establishes an account holding Shares or cash outside Denmark, Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.
Egypt
Exchange Control Information. If Participant transfers funds into Egypt in connection with the RSUs or Shares, Participant will be required to transfer the funds through a registered bank in Egypt.
Finland
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:
Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).
France
Award Not Tax-Qualified. The Award is not intended to be French tax-qualified.

Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:
Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and

(e).Consent to Receive Information in English. In accepting the Award, Participant confirms having read and understood the documents relating to the Award (the Plan and the Award Agreement), which were provided in English. Participant accepts the terms of these documents accordingly.

Consentement à Recevoir des Informations en Anglais. En acceptant cette Attribution, le Participant confirme avoir lu et compris les documents relatifs à cette Attribution (le Plan et le Contrat d’Attribution), qui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.

Foreign Asset / Account Reporting Information. Participant is required to report all foreign accounts (whether open, current, or closed) to the French tax authorities when filing his or her annual tax return.
Germany
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:
Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).Exchange Control Information. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank). If Participant makes or receives a payment in excess of this amount (including if Participant acquires Shares with a value in excess of this amount under the Plan or sells Shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells Shares with a value in excess of this amount to cover Tax-Related Items, Participant must report the payment and/or the value of the Shares withheld or sold to the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by the Bundesbank. Participant is responsible for complying with applicable reporting obligations and should speak to his or her personal legal advisor on this matter.
Hong Kong
Vesting and Issuance of Shares; Dividend Equivalents. This provision supplements Section 1(i) of the Restricted Stock Unit Award Agreement:

In the event any Vesting Date occurs within six months of the Grant Date, Participant agrees not to sell any Shares acquired upon vesting of the RSUs prior to the six-month anniversary of the Grant Date.

Securities Law Information. WARNING: The Award and the Shares issued upon vesting of the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Affiliates. The Award Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. Participant should exercise caution in relation to the offer. If Participant has any questions about any of the contents of the Award Agreement or the Plan, he or she should obtain independent professional advice.

Hungary
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:
Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).

India
Exchange Control Information. Any funds realized under the Plan (i.e., proceeds from the sale of Shares acquired under the Plan or any dividends paid on such shares) must be repatriated to India within specified timeframes as required under applicable regulations. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. Participant agrees to provide any information that may be required by the Company or the Employer to make any applicable filings under exchange control laws in India.

Foreign Asset / Account Reporting Information. Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan and, possibly, RSUs) in Participant’s annual tax return. Participant is responsible for complying with this reporting obligation and should consult with his or her personal advisor in this regard.

Ireland
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:
Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).Director Notification Requirement. If Participant is a director, shadow director1 or secretary of the Company or an Irish Affiliate and has a 1% or more shareholding interest in the Company, he or she must notify the Company or the Irish Affiliate, as applicable, in writing when he or she receives or disposes of an interest in the Company (e.g., RSUs, Shares, etc.), when he or she becomes aware of the event giving rise to the notification requirement, or when he or she becomes a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

Italy
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:
Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).Plan Document Acknowledgement. By accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Award Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement. Participant further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Restricted Stock Unit Award Agreement: Section 1: Vesting and Issuance of Shares; Dividend Equivalents; Section 3: Responsibility for Taxes; Section 4: Recoupment Provision; Section 5: Electronic Delivery and Participation; Section 6: Choice of Law and Venue; Section 9: Imposition of Other Requirements; and Section 14: Acknowledgement and Acceptance within 120 Days.

Foreign Asset / Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year
1 A shadow director is an individual who is not on the board of directors of the Company or the Irish Affiliate but who has sufficient control so that the board of directors of the Company or the Irish Affiliate, as applicable, acts in accordance with the directions and instructions of the individual.

during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. Participant is responsible for complying with applicable reporting obligations and should speak to his or her personal legal advisor on this matter.

Japan
Exchange Control Information. If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares. Participant should consult with a personal advisor(s) regarding any reporting obligations Participant may have in connection with Participant’s participation in the Plan.

Foreign Asset / Account Reporting Information. Participant will be required to report details of any assets held outside of Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to him or her and whether the requirement extends to any outstanding RSUs, Shares and/or cash acquired under the Plan.

Korea
Domestic Broker Requirement. Korean residents are not permitted to sell foreign securities (including Shares) through non-Korean brokers (such as UBS) or deposit funds resulting from the sale of Shares in an account with an overseas financial institution. If Participant wishes to sell Shares acquired under the Plan, Participant may be required to transfer the Shares to a domestic investment broker in Korea and to effect the sale through such broker. Participant is solely responsible for engaging the domestic broker in Korea. However, on December 29, 2023, the Financial Services Commission issued an advance notice of legislative action which may allow Korean residents to dispose of overseas-listed securities without using Korean licensed brokers as early as March 2024. Participant should consult his or her personal legal advisor to ensure compliance with applicable requirements.

Foreign Asset / Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., brokerage accounts, bank accounts) to the Korean tax authority and file a report with respect to such accounts if the value of the assets in such accounts exceeds a certain threshold (currently, KRW 500,000,000 (or the equivalent amount in a foreign currency)) on any month-end date during the calendar year. Participant is responsible for complying with applicable reporting obligations and should speak to his or her personal legal advisor on this matter.

Mexico
Labor Law Policy and Acknowledgment. By accepting the RSUs, Participant expressly recognizes that Trane Technologies plc, with registered offices at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole Employer is a Mexican Subsidiary or Affiliate of the Company (“Trane Mexico”). Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from his or her participation in the Plan do not establish any rights between Participant and Trane Mexico, and do not form part of the employment conditions and/or benefits provided by Trane Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.
Participant further understands that his or her participation in the Plan is a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Política de la Ley Laboral y Reconocimiento. Aceptando este Premio (RSUs), el Participante reconoce expresamente que Trane Technologies plc, con oficinas registradas ubicadas en 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland, es el único responsable de la administración del Plan y que participación del Participante en el mismo y la adquisición de Acciones no constituye de ninguna manera una relación laboral entre el Participante y la Compañía, debido a que la participación de esa persona en el Plan deriva únicamente de una relación comercial y el único Patrón del participante es una Subsidiaria o Afiliada Mexicana de la Compañía (“Trane México”). Derivado de lo anterior, el Participante reconoce expresamente que el Plan y los beneficios que pudieran derivar para el Participante por su participación en el mismo, no establecen ningún derecho entre el Participante e Trane México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Trane México, y cualquier modificación al Plan o la terminación del mismo de ninguna manera podrá ser interpretada como una modificación o desmejora de los términos y condiciones de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o discontinuar la participación del Participante en cualquier momento, sin ninguna responsabilidad hacia el Participante.
Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho que ejercitar en contra dela Compañía, por cualquier compensación o daños o perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia exime amplia y completamente a la Compañía, sus Afiliadas, sucursales, oficinas de representación, sus accionistas, administradores, agentes y representantes legales con respecto a cualquier reclamo que pudiera surgir.
Securities Law Information. The RSUs and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Award Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to Participant only because of Participant’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Trane Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
The Netherlands
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:
Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and

Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).
New Zealand
Securities Law Information. WARNING: Participant is being offered RSUs which, upon vesting and settlement in accordance with the terms of the Plan and the Award Agreement, will be converted into Shares. Participant may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, Participant may lose some or all of Participant’s investment.
New Zealand law normally requires persons and entities that offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment.
Participant should ask questions, read all documents carefully, and seek independent financial advice before committing to the RSUs.
The Company’s ordinary shares are currently traded on the New York Stock Exchange under the ticker symbol “TT” and Shares acquired under the Plan may be sold through this exchange. Participant may end up selling the Shares at a price that is lower than the value of the Shares when Participant acquired them. The price will depend on the demand for the Company’s ordinary shares.
The Company’s most recent annual report (which includes the Company’s financial statements) is available at https://investors.tranetechnologies.com/financial-information/sec-filings/default.aspx. Participant is entitled to receive a copy of this report, free of charge, upon request to the Company at InvestorRelations@tranetechnologies.com.
Panama
Securities Law Information. The RSUs and the Shares issued at vesting are not subject to registration under Panamanian law as they are not intended for the public, but solely for Participant’s benefit.
Peru
Securities Law Information. The grant of RSUs is considered a private offering in Peru; therefore, it is not subject to registration in Peru. For more information concerning the offer, please refer to the Plan, the Award Agreement and any other materials or documentation made available by the Company. For more information regarding the Company, please refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available at www.sec.gov, as well as the Company’s “Investor Relations” website at https://investors.tranetechnologies.com.
Labor Law Acknowledgment. By accepting the RSUs, Participant acknowledges that the RSUs are being granted ex gratia with the purpose of rewarding Participant.
Puerto Rico
There are no country-specific provisions.

Singapore
Securities Law Information. The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Award is subject to section 257 of the SFA and Participant should not make any subsequent sale of the Shares in Singapore or any offer of such subsequent sale of the Shares subject to the Award in Singapore, unless such sale or offer in is made (i) six months or more after the Grant Date, (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to and in accordance with the conditions of any applicable provision of the SFA. The Shares are currently traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “TT” and Shares acquired under the Plan may be sold through this exchange.

Director Notification Requirement. If Participant is a director (including an alternate, substitute, or shadow director2) of a Singapore Affiliate, he or she is subject to certain notification requirements under the Singapore Companies Act, regardless of whether he or she is a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore Affiliate in writing when Participant receives or disposes of an interest (e.g., RSUs, Shares) in the Company or an Affiliate. These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any Affiliate or within two (2) business days of becoming a director if such an interest exists at that time. Participant understands that if he or she is the Chief Executive Officer (“CEO”) of a Singapore Affiliate and the above notification requirements are determined to apply to the CEO of a Singapore Affiliate, the above notification requirements also may apply to Participant.
Spain
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:
Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).Nature of Grant. This provision supplements Section 1 of the Restricted Stock Unit Award Agreement and the above “Nature of Grant” provision of the Appendix:

By accepting the Award, Participant consents to participate in the Plan and acknowledges having received and read a copy of the Plan.

2 A shadow director is an individual who is not on the board of directors of the Singapore Affiliate but who has sufficient control so that the board of directors of the Singapore Affiliate acts in accordance with the directions and instructions of the individual.

Participant understands that the Company has unilaterally, gratuitously, and discretionally decided to grant awards under the Plan to individuals who may be employees of the Company or an Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Affiliate over and above the specific terms of the Plan and this Award Agreement. Consequently, Participant understands that the Award is granted on the assumption and condition that such Award and any Shares acquired upon vesting of the RSUs shall not become a part of any employment contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that the Award would not be granted but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of the Award shall be null and void.

Further, Participant understands and agrees that, as a condition of the grant of the Award, except as provided for in Section 1 of the Restricted Stock Unit Award Agreement, Participant’s termination of employment for any reason (including for the reasons listed below) will automatically result in the loss of the RSUs to the extent the RSUs have not vested as of the date Participant is no longer actively employed. In particular, except as provided for in Section 1 of the Restricted Stock Unit Award Agreement, Participant understands and agrees that (i) any unvested portion of the RSUs as of the date Participant’s active employment ends will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Securities Law Information. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. The Plan, the Award Agreement and any other documents evidencing the grant of the RSUs have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of those documents constitutes a public offering prospectus.

Exchange Control Information. Participant may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payment of cash or Shares made by the Company) depending on the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year. Participant should consult with his or her personal legal advisor regarding the applicable thresholds and corresponding reporting requirements.
Foreign Asset / Account Reporting Information. Participant is required to report assets or rights deposited or held outside of Spain (including Shares acquired under the Plan or cash proceeds from the sale of Shares acquired under the Plan) if the value of such right or asset exceeds €50,000 per type of asset or right. This obligation applies to assets and rights held as of December 31 (or at any time during the year in which the asset or right is sold or otherwise disposed of) and requires that information on such assets and rights be included in Participant’s tax return filed with the Spanish tax authorities for such year. After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported asset or right increases by more than €20,000 or if ownership of such asset or right is transferred or relinquished during the year.
Sweden
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:

Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).Responsibility for Taxes. This provision supplements Section 3 of the Restricted Stock Unit Award Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 3 of the Restricted Stock Unit Award Agreement, by accepting the grant of RSUs, Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer has an obligation to withhold such Tax-Related Items.
Switzerland
Securities Law Information. Neither this document nor any materials relating to the Shares (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an Employee, and (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).
Taiwan
Securities Law Information. The offer of participation in the Plan is available only for Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information. Participant may acquire and remit foreign currency (including funds for the purchase of Shares and proceeds from the sale of Shares) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, Participant must also provide supporting documentation to the satisfaction of the remitting bank.

Thailand
Exchange Control Information. If the proceeds from the sale of Shares or any cash dividends or Dividend Equivalents received in relation to the Shares exceed US$1,000,000, Participant must (i) immediately repatriate such funds to Thailand and (ii) report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form, unless Participant can rely on any applicable exemptions (e.g., where the funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). In addition, within 360 days of repatriation, Participant must convert any funds repatriated to Thailand to Thai Baht or deposit the funds in a foreign exchange account with a Thai bank.
United Arab Emirates
Securities Law Information. The Award Agreement, the Plan and other incidental communication materials related to the RSUs are intended for distribution only to employees of the Company and its Affiliates for the purposes of an incentive scheme.

The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If Participant does not understand the contents of the Award Agreement or the Plan, he or she should consult an authorized financial adviser.

United Kingdom (the “U.K.”)
Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 1(f) of the Restricted Stock Unit Award Agreement:
Except as otherwise provided in Section 1(c) through (e) above, if Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”), then a pro-rated number of RSUs, determined by (i) multiplying by the number of days in the calendar year of the Grant Date during which Participant was employed by the Company or any Affiliate, and (ii) dividing by the number of days in the corresponding calendar year (the “Retirement Vesting Benefit”), shall continue to vest according to the schedule set forth in Section 1(a), notwithstanding such termination of employment; provided however, that in the event a Retirement-eligible Participant terminates pursuant to this Section 1(f) and commences full-time employment with a competitor following termination (to the extent determined in the sole discretion of the Company), then, unless prohibited under the laws of any applicable jurisdiction, all unvested RSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such RSUs, the underlying Shares or any associated Dividend Equivalents (the “Post-Retirement Condition”). Service with the Company or any of its Affiliates while the Company was known by the name Ingersoll-Rand plc shall be deemed service with the Company and its Affiliates for purposes of this Section 1(f). For the avoidance of doubt, (A) subject to the Post-Retirement Condition, the Retirement Vesting Benefit will result in the continued vesting of all unvested RSUs if Participant’s employment terminates due to Retirement following the calendar year in which the Grant Date occurs and (B) the Post-Retirement Condition shall not apply to Retirement-eligible Participants whose employment is terminated under circumstances described in Sections 1(c), (d), and (e).Responsibility for Taxes. This provision supplements Section 3 of the Restricted Stock Unit Award Agreement:

Without limitation to Section 3 of the Restricted Stock Unit Award Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the immediately foregoing provision will not apply; instead, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions may be payable. Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) the amount of any employee national insurance contributions due on this additional benefit.

United States

Foreign Asset / Account Reporting Information. Under the Foreign Account Tax Compliance Act (“FATCA”), United States taxpayers who hold Shares or rights to acquire Shares (i.e., RSUs) may be required to report certain information related to their holdings to the extent the aggregate value of the RSUs/Shares exceeds certain thresholds (depending on Participant’s filing status) with Participant’s annual tax return. Participant should consult with his personal tax or legal advisor regarding any FATCA reporting requirements with respect to the RSUs or any Shares acquired under the RSUs.

In addition, Report of Foreign Bank and Financial Account (“FBAR”) requirements may also apply to Participant if Participants hold assets, such as Shares, outside the U.S.